EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-91129) of MarkWest Energy Partners, L.P. of our report dated April 15, 2005 relating to the financial statements of Javelina Company (the Partnership), which appears in this Current Report on Form 8-K/A (Amendment No. 1) of MarkWest Energy Partners, L.P.

PricewaterhouseCoopers LLP

Houston, Texas
December 22, 2005